Exhibit 10.16

GUARANTEE OF

ALESCO FINANCIAL INC.

THIS GUARANTEE (the “Guarantee”), dated as of June 29, 2007, is made and entered into upon the terms hereinafter set forth, by ALESCO FINANCIAL INC., a Maryland corporation (the “Guarantor”), for the benefit of Citibank, N.A. as indenture trustee (on behalf of the Noteholders) (the “Indenture Trustee”) pursuant to that certain Sale and Servicing Agreement, dated as of July 29, 2007, among Structured Asset Mortgage Investments II. Inc., as depositor, Bear Stearns ARM Trust 2007-2, as issuing entity, Wells Fargo Bank, N.A., as master servicer and securities administrator, and Alesco Loan Holdings Trust, as mortgage loan seller.

RECITALS:

1.     Pursuant to the Mortgage Loan Purchase Agreement, dated as of June 29, 2007, by and between Structured Asset Mortgage Investments II Inc., as depositor (the “Depositor”) and Alesco Loan Holdings Trust, as mortgage loan seller (the “Mortgage Loan Seller”) (the “MLPA”), the Mortgage Loan Seller has sold certain mortgage loans (the “Mortgage Loans”) and related assets to the Depositor, which has in turn sold them to the Issuing Entity.

In addition, the Mortgage Loan Seller has made certain representations and warranties with respect to the Mortgage Loans, and has agreed to cure, repurchase or substitute each Mortgage Loan that is determined to have breached a representation or warranty made by it with respect thereto in accordance with Section 7 of the MLPA. Pursuant to Section 13 of the MLPA, the Mortgage Loan Seller has agreed to indemnify and hold harmless the Depositor and its directors, officers and controlling persons from and against any loss, claim, damage or liability or action arises out of, or is based upon any untrue statement of a material fact contained in the Mortgage Loan Seller’s Information (as defined therein). Pursuant to Section 7.02 of the Amended and Restated Trust Agreement, dated as of June 29, 2007, among the Depositor, the Owner Trustee and the Securities Administrator (the “Trust Agreement”), the Mortgage Loan Seller has agreed to indemnify the Indemnified Parties (as defined therein) for Expenses (as defined therein) for which the Depositor is required to indemnify the Indemnified Parties (as defined therein) pursuant to Section 7.02 of the Amended and Restated Trust Agreement, other than (1) any Expenses required to be covered by the Master Servicer pursuant to Section 5.03 of the Sale and Servicing Agreement or (2) and any Expenses actually paid by the Depositor in accordance with Section 7.02 of the Amended and Restated Trust Agreement, (each of the obligations in this paragraph, collectively, the “Guaranteed Obligations”).

2.     The Guarantor is the indirect parent company of the Mortgage Loan Seller and desires to guarantee the Guaranteed Obligations as provided herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged by the Guarantor, the Guarantor hereby agrees as follows:

AGREEMENT

1.    Guaranty. Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the Indenture Trustee and the Owner Trustee the prompt, faithful and full payment of the Guaranteed Obligations. This Guarantee is a present and continuing guaranty of payment of the Guaranteed Obligations and not of collectability and is in no way conditioned upon any attempt of Indenture Trustee or the Owner Trustee, as the case may be, to enforce any action against or to collect any of the Guaranteed Obligations from the Mortgage Loan Seller.

2.    Continuing Guaranty. This Guarantee is intended to be and shall be construed to be a continuing, absolute and unconditional guaranty. Guarantor guarantees that the Guaranteed Obligations will be paid promptly and strictly in accordance with the terms of this Guarantee. Without limiting the generality of the foregoing, Guarantor agrees that its obligations hereunder shall not be released, diminished or impaired by, and waives any rights which it might otherwise have which relate to any of the following (whether or not Guarantor has consented thereto or received any notice thereof):

(a) any extension, settlement, modification, amendment, compromise, waiver or release in respect of any Guaranteed Obligations;

(b) any lack of enforceability of the Guaranteed Obligations or any other agreement or instrument relating thereto;

(c) any change in the corporate existence, structure or ownership of the Mortgage Loan Seller or Guarantor or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Mortgage Loan Seller, Guarantor or Indenture Trustee;

(d) the existence of any claim, defense, set-off or other rights or remedies which Guarantor at any time may have against the Mortgage Loan Seller whether in connection with this Guarantee, the transactions contemplated hereby or any other transaction;

(e) any grant of any security or support for the Guaranteed Obligations whenever occurring, including any pledge of collateral for the Guaranteed Obligations or any person guaranteeing or otherwise becoming liable for the payment or performance of the Guaranteed Obligations; or

(f) any impairment of any security or support for the Guaranteed Obligations, including any full or partial release, failure to perfect, exchange, subordination, or waste of any collateral for the Guaranteed Obligations or any full or partial release of the Mortgage Loan Seller, any guarantor, or any other person liable for the payment of the Guaranteed Obligations.

This Guarantee shall continue to be effective or be reinstated, as the case may be, if any payment on the Guaranteed Obligations must be refunded for any reason, including any bankruptcy proceeding. In the event that the Securities Administrator must refund any payment received on or against the Guaranteed Obligations, any prior release of or from this Guarantee shall be without effect, and this Guarantee shall be reinstated in full force and effect. It is the intention of Guarantor that the Guarantor’s obligations hereunder shall not be discharged until all payment of the Guaranteed Obligations have been finally and irrevocably paid or performed in full and are no longer subject to being set aside or returned under any law, rule or regulation.

3.     Payment. Whenever any of the Guaranteed Obligations shall be payable or shall with the passage of time, become payable and at all times then and thereafter that any such amounts remain unpaid (for any duration), Guarantor shall, upon receiving written demand (without the necessity or obligation to make or have made a similar demand on, or collection or other enforcement steps against, the Mortgage Loan Seller), pay the amount due thereunder to the Securities Administrator on behalf of the Indenture Trustee on the later of (i) the date such amount is required to be paid by the seller and (ii) within five (5) Business Days after receiving such written demand without set off, counterclaim or defense against the Indenture Trustee in immediately available funds and lawful currency of the United States of America. The obligations of Guarantor hereunder shall rank pari passu with its senior unsecured debt obligations.

4.     Waiver. Guarantor hereby unconditionally waives (a) promptness, diligence, notice of acceptance with respect to the Guaranteed Obligations, (b) any right to require the Indenture Trustee to enforce its rights or remedies against the Mortgage Loan Seller or any other person, firm or corporation before proceeding against Guarantor and (c) filing of claims with a court in the event of insolvency or bankruptcy of the Mortgage Loan Seller. Guarantor acknowledges and agrees that its obligations to the Indenture Trustee under this Guarantee are separate and distinct from the Mortgage Loan Seller’s obligations under the Sale and Servicing Agreement, the MLPA and the Trust Agreement and that a separate action or actions for the enforcement of this Guarantee may be brought and prosecuted against Guarantor whether or not the Mortgage Loan Seller is joined therein.

5.     Representations and Warranties. Guarantor hereby represents and warrants to Indenture Trustee the following:

(a) Guarantor is a corporation duly formed, validly existing and in good standing under the laws of the state of Maryland. Guarantor has all necessary corporate power and authority to (i) conduct its business and own its properties, and (ii) execute and deliver this Guarantee and to perform all of its obligations hereunder. The execution, delivery and performance of this Guarantee by Guarantor have been duly and validly authorized by all requisite limited liability company action on the part of Guarantor.

(b) This Guarantee has been duly executed and delivered on behalf of Guarantor, and this Guarantee constitutes the legal, valid and binding obligation of Guarantor, enforceable against it in accordance with its terms; subject, however, to bankruptcy, insolvency, reorganization and other laws affecting creditors’ rights generally and, with regard to any equitable remedies, to the discretion of the court before which proceedings to obtain such remedies may be pending.

(c) The making and performance by Guarantor of this Guarantee does not (i) violate any provision of law or any rule, regulation, order, writ, judgment, decree or determination currently in effect having applicability to Guarantor or Guarantor’s formation, organization or other governing documents, or (ii) result in a breach of or constitute a default under any agreement to which Guarantor is a party or by which Guarantor is currently bound or affected; and all consents or approvals under such agreements and instruments necessary to permit the valid execution, delivery and performance by Guarantor of this Guarantee have been obtained.

6.    No Waiver; Remedies. No failure on the part of the Indenture Trustee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

7.    Acknowledgment. The Guarantor acknowledges that this Guarantee shall be for the benefit of the Indenture Trustee, acting on behalf of the Noteholders.

8.    Notices. All notices, requests, demands, consents and other communications and deliveries under this Guarantee shall be in writing and (i) delivered in person or by courier, (ii) sent by facsimile transmission, or (iii) mailed certified first class mail, postage prepaid, return receipt requested, to the appropriate party at the following address:

If to Indenture Trustee:	Citibank, N.A.
388 Greenwich Street, 14th Floor
New York, New York 10013
Telephone: (212) 816-5773 Facsimile: (212) 816-5527

If to Guarantor:	Alesco Financial Inc.
2929 Arch Street, Suite 1703
Philadelphia, Pennsylvania 19104
Attn: John Longino
With a copy to: Daniel Munley, Esq., Corporate Counsel
Telephone: (215) 701-9555
Facsimile: (215) 701-8282

If to Securities	Wells Fargo Bank, N.A.
Administrator:	9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Client Services Manager: BSARM 2007-2
Telephone: (410) 884-2000
Facsimile: (410) 715-2380

or to such other address as a party hereto may designate to the other party by notice given as provided herein. Such notices shall be effective (a) if delivered in person or by courier, upon actual receipt by the intended recipient, (b) if sent by facsimile transmission, when the sender receives confirmation that such notice was received at the facsimile number of the addressee, or (c) if mailed, upon the date of delivery as shown by the return receipt therefor.

9.    Amendments. No release or waiver of any provision of this Guarantee nor consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by the party against whom such waiver, release or consent is to be enforced. This Guarantee may not be amended except by written agreement signed by Guarantor and the Indenture Trustee and Securities Administrator and the Indenture Trustee and Securities Administrator shall be entitled to receive an opinion stating that such amendment shall not have a material adverse effect on the Noteholders (such opinion of counsel not to be at the expense of the Indenture Trustee).

10.     Binding Nature. This Guarantee shall be binding upon the successors and permitted assigns of Guarantor and inure to the benefit of the Indenture Trustee and its successors and assigns, and each and every reference herein to the Indenture Trustee shall also include and refer to each and every successor and assign of the Indenture Trustee. Notwithstanding anything to the contrary provided herein, Guarantor shall not assign this Guarantor or delegate any of its duties hereunder.

11.    Governing Law. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the conflict of laws principles thereof, other than Section 5-1401 of the New York General Obligations Law which shall apply hereto).

12.    Entire Agreement. This writing is the complete and exclusive statement of the terms of this Guarantee and supersedes all prior oral or written representations, understandings, and agreements between the Indenture Trustee and Guarantor with respect to the subject matter hereof. The Indenture Trustee and Guarantor agree that there are no conditions to the full effectiveness of this Guarantee.

13.    Unenforceable Provisions. Any provision contained in this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereby agree that they shall negotiate in good faith to replace any invalid or unenforceable provision with a new provision whose meaning and character will correspond as nearly as possible to the original purpose and intent of this Guarantee, in accordance with applicable law.

14.    Waiver of Jury Trial. GUARANTOR AGREES THAT ANY SUIT, ACTION, OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT OR INSTITUTED BY GUARANTOR, BY THE INDENTURE TRUSTEE OR BY ANY SUCCESSOR OR ASSIGN OF THE INDENTURE TRUSTEE ON OR WITH RESPECT TO THIS GUARANTEE OR WHICH IN ANY WAY RELATES, DIRECTLY OR INDIRECTLY, TO THE TRANSACTIONS, GUARANTEED OBLIGATIONS OR ANY EVENT, TRANSACTION, OR OCCURRENCE ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE GUARANTEED OBLIGATIONS, OR THE DEALINGS OF THE PARTIES WITH RESPECT THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY.

15.    Counterparts. The parties hereto may execute this Guarantee in counterparts, which shall, in the aggregate, when signed by both parties hereto constitute one and the same instrument, and, thereafter, each counterpart shall be deemed an original instrument as against any party who has signed it. A facsimile transmission of this Guarantee bearing a signature on behalf of a party will be legal and binding on such party.

16.    Defined Terms. Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in Appendix A to the Indenture.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be executed by its duly authorized officer as of the date first above written.

ALESCO FINANCIAL INC.

By:	/s/ John Longino

Name: John Longino
Title: Chief Financial Officer and Treasurer

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